Exhibit 99.1

HOLOGIC, INC.

Special Meeting of Stockholders of Hologic, Inc.

                    , 2007 at 9:00 a.m. EST

Hologic, Inc., 35 Crosby Drive, Bedford, Massachusetts 01730

THIS PROXY IS BEING SOLICITED BY

THE HOLOGIC BOARD OF DIRECTORS

The undersigned hereby appoints John W. Cumming and Glenn P. Muir, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Hologic, Inc. held of record by the undersigned on                     , 2007, at the Special Meeting of the Stockholders to be held at the principal offices of Hologic, Inc., 35 Crosby Drive, Bedford, Massachusetts, on                     , 2007, at 9:00 a.m., and at any adjournments thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting. Please review the joint proxy statement/prospectus and vote in one of three ways:

The Proxy will be voted as specified, or if no choice is specified, “FOR” the proposals 1, 2, 3, 4 and 5 and as said proxies deem advisable on such other matters as may properly come before the meeting.

(continued and to be signed on the reverse side)

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

- or -

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and	COMPANY NUMBER
follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER

- or -

INTERNET – Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

YOU MAY ENTER YOUR VOTING INSTRUCTIONS AT 1-800-PROXIES OR WWW.VOTEPROXY.COM UP UNTIL 11:59 PM EASTERN TIME THE DATE BEFORE THE MEETING DATE.

Ú Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. Ú

The Board of Directors unanimously recommends a vote FOR proposals 1 through 5. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here ☒.

Proposal 1.	To approve the amendment to Hologic’s Certificate of Incorporation to increase the authorized number of shares of Hologic common stock from 90,000,000 to 300,000,000, as described in the accompanying joint proxy statement/prospectus.

☐  FOR             ☐ AGAINST             ☐ ABSTAIN

Proposal 2.	To approve the issuance of shares of Hologic common stock to stockholders of Cytyc Corporation pursuant to the Merger Agreement, as the same may be amended from time to time, in connection with the proposed merger of Cytyc Corporation with and into Nor’easter Corp., a wholly owned subsidiary of Hologic, as described in the accompanying joint proxy statement/prospectus.

☐ FOR             ☐ AGAINST             ☐ ABSTAIN

Proposal 3.	To approve the Hologic. Inc. Senior Executive Short-Term Incentive Plan, as described in the accompanying joint proxy statement/prospectus.

☐ FOR             ☐ AGAINST             ☐ ABSTAIN

Proposal 4.	To approve an amendment to Hologic’s Second Amended and Restated 1999 Equity Incentive Plan to increase the number of shares issuable thereunder by 4,000,000 shares, which amendment will become effective if the merger is completed, as described in as described in the accompanying joint proxy statement/prospectus.

☐ FOR             ☐ AGAINST             ☐ ABSTAIN

Proposal 5.	If submitted to a vote of Hologic’s stockholders, to approve the adjournment of the special meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposals, as described in the accompanying joint proxy statement/prospectus.

☐ FOR             ☐ AGAINST             ☐ ABSTAIN

Each of Proposal 1 and 2 is conditioned on the other, and the approval of each of proposals 1 and 2 is a condition to completion of the merger. Neither the amendments of the Hologic certificate of incorporation nor the issuance of common stock in connection with the merger will take place unless both of these proposals are approved by the Hologic stockholders and the merger is completed. Therefore, the completion of the merger cannot proceed without the approval of both Proposals 1 and 2.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). This Proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy card using the enclosed prepaid envelope. This Proxy must be returned for your shares to be voted at the Special Meeting in accordance with your instructions if you do not plan to attend the Special Meeting and vote in person. Please indicate any change in address.

To change the address on your account, please check the box at right and Indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder                                      Date                  Signature of Stockholder                                          Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.